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                                                                     EXHIBIT 5.1

                                 August 11, 2000

Callaway Golf Company
2285 Rutherford Road
Carlsbad, California  92008-8815

             Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     I have prepared the Registration Statement on Form S-8 ("Registration Statement") to be filed by Callaway Golf Company, a Delaware corporation ("the Company"), with the Securities and Exchange Commission on or about the date hereof in connection with the registration of (i) 500,000 shares of the Company's Common Stock, par value $.01 per share, which may be issued to non-employee directors under the Non-Employee Directors Stock Option Plan and
(ii) an additional 3,000,000 shares of the Company's Common Stock, par value $.01 per share, which may be issued to eligible employees under the Company's Amended and Restated 1996 Stock Option Plan. In connection with said registration, I have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Common Stock, the Certificate of Incorporation of the Company and the Bylaws of the Company.

     In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

     I am opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

     Subject to the foregoing, upon completion of the proceedings being taken or contemplated by the Company to be taken prior to the issuance and sale of the aforesaid shares pursuant to the aforesaid plans, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the applicable securities laws, the aforesaid shares, when issued and sold in the manner referred to in the aforesaid plans and the Registration Statement, will be legally and validly issued, fully-paid and non-assessable.

     I hereby consent to filing this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ BRIAN P. LYNCH

                                    Brian P. Lynch
                                    Senior Corporate Counsel